Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-279456) on Form S-3 and Registration Statements (No. 333-273112, 333-260537, 333-211736, 333-134955, and 333-105159) on Form S-8 of our report dated March 15, 2024, relating to the consolidated financial statements of Shore Bancshares, Inc. (the Company) for the year ended December 31, 2023, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.
/s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 2, 2026